U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   December 1, 2006

JURAK CORPORATION WORLD WIDE, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

MINNESOTA

(State or other Jurisdiction as Specified in Charter)

333-61801	88-0407679

(Commission file number)	(I.R.S. Employer Identification No.)

1181 Grier Drive, Suite C Las Vegas, Nevada 89119-3746

(Address of Principal Executive Offices)

702.914.9688

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2006, the Company's subsidiary, PhytoLab Solutions, Inc. ("PhytoLab"), entered into an Exclusive License Agreement with Nordic Immotech Trading ApS ("Nordic") to commercialize the most potent natural immune-stimulatory dietary supplement discovered to date with respect to a well-established macrophage activation assay. Under the terms of the Agreement, PhytoLab will pay Nordic the amount of 2.5 million US dollars in upfront license fees for the global, exclusive right to market and sell Immulina over the next five (5) years. Under the terms of the Agreement, PhytoLab will purchase product in excess of 20 million US dollars over the next five (5) years. A copy of the Agreement is filed herewith as Exhibit10.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Jurak Corporation World Wide, Inc.

Date: February 22, 2007	By:
/s/ Anthony C. Jurak
Anthony C. Jurak Chief Executive Officer